Portions of the text marked with [*****] have been redacted for confidential treatment. The redacted information has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Sales ContractEthylene Chemical Grade – Boehlen

Date of Contract1st January 2021

Seller agrees to sell and supply to Buyer the Product described in this Contract out of the production plant of Dow Olefinverbund GmbH Boehlen, Germany, and Buyer agrees to purchase and receive from Seller such Product into Buyer’s Product consuming plant in Boehlen, according to the TERMS AND CONDITIONS set out below.

Dow Europe GmbH

Bachtobelstrasse 3

8810 Horgen – Switzerland

(“Seller”)

Trinseo Europe GmbH

Zugerstrasse 231

8810 Horgen

Switzerland

(“Buyer”)

(each of Seller and Buyer a “Party” and together “Parties”)

1.Product Chemical Grade Ethylene

2.SpecificationSpecification 322888 C002 attached hereto as Appendix B and made part of this Contract

3.Quantity/calendar year:Minimum Volume: [*****] (“Minimum Volume”) / Maximum Volume

[*****] (“Maximum Volume”).

4.	Price/Currency

The pricing for the Product shall be as shown in the table below, with Ethylene MCP being the Monthly Contract Price for Ethylene as reported by ICIS-LOR, for the month of delivery. The following price formulas shall apply, invoiced in EUR/MT (excl. VAT):

Formula	Pricing period
[*****]	[*****]

Where:

MCP – [*****]

P – Actual percentage of ethylene contained in the product (percent)

GO – [*****]

The conversion from US Dollar to EUR will be carried out at the average exchange rate as published by ECB (European Central Bank) for the month of delivery.

The Parties acknowledge their mutual concern about the robustness and integrity of the MCP process as reported by ICIS-LOR. In the event:

i.	the MCP process disappears,
ii.

either Party raises concerns relative to compliance of the MCP, whether in the current or an updated format, with applicable antitrust laws which concerns, upon request of the respective other Party, shall be supported by a legal assessment of a reputable antitrust law expert; or

iii.	an updated MCP process in the opinion of one of the Parties no longer reflects the Product market dynamics adequately, or
iv.

if Seller decides to cease participation in the MCP process, then either Party may send the other Party a written notification that it wishes to initiate pricing negotiations, and within 30 days from receipt of such notification, the Parties shall either initiate negotiations relative to a bi-lateral MCP-like reference price on a monthly basis, or use all reasonable endeavours to come up with and find an alternative market reference price (or set of prices), either of which shall replace the MCP in the Price formulas of Section 4, with adjustments as are reasonably required, in order to achieve a similar economic effect as intended by the Parties when this Contract was signed.

In the event that the Parties are unable to agree upon an alternative price mechanism within sixty (60) days following a Party's notification to initiate pricing negotiations as set out above, the Parties shall elevate the negotiations to senior management of the Parties. If senior management of the Parties cannot reach agreement within thirty (30) days of such elevation, the Parties shall agree on a third party expert within ten (10) days to determine an alternative market reference price (or set of prices) meeting the principles described above. The determination made by the third-party expert shall be final and binding for the Parties. If the Parties cannot agree on a third party expert within the ten (10) days, then the dispute regarding the pricing shall constitute a dispute to be resolved pursuant to the terms of Section 12 of the DOW OLEFINS & AROMATICS GENERAL TERMS AND CONDITIONS (Applicable Law & Jurisdiction), as attached hereto. Parties agree that the then current MCP mechanism shall continue to apply until an agreement has been reached through pricing negotiations or an eventual dispute is resolved.

5.Delivery TermsDDP Boehlen. Incoterms 2020 shall be applicable.

6.	Delivery Schedule

Each calendar month, Buyer shall purchase at least the [*****] of the Minimum Volume and Seller shall sell in each month up to [*****] of the Maximum Volume, (the “Monthly Volume”). Buyer agrees to buy and offtake and Seller agrees to sell and deliver Product, throughout each month on this rateable basis as is commercially reasonable. In addition to the forecast referred to in Section 7.1 below, Buyer shall provide to Seller a non-binding forecast of Product demand for the next calendar year by no later than the end of the third quarter of each calendar year.

7.	Binding Forecast & Operational Flexibility
7.1.

Buyer shall provide Seller a rolling [*****] forecast of Product volume no later than by [*****] prior to the end of [*****]. The volume forecast for the first month of any such rolling [*****] shall be binding (such first month volume, each a “Binding Forecast”). If in any month Buyer fails to submit the relevant Binding Forecast for the next following month on time, the Binding Forecast of that (current) month will be considered binding. Buyer will try to ensure, if reasonable possible and practicable, that M+1-month volume is not deviating more than 20% from the quantity actually consumed during month M.

7.2.

If Buyer fails to purchase the binding volume of Product provided in the respective Binding Forecast for reasons other than (a) a Force Majeure Event as defined in in Section 7 of the DOW OLEFINS & AROMATICS GENERAL TERMS AND CONDITIONS; (b) a failure of Seller to deliver Product in accordance with the Specification set forth on Annex A; or (c) a fault of Seller, then Buyer shall pay to Seller an under-lifting penalty in an amount of (i) [*****] per metric ton for (ii) the difference in metric tons between (A) the Binding Forecast and (B) the quantity of Product actually purchased by Buyer in the applicable calendar month.

7.3.

The Parties hereby confirm and agree that the mechanism of the under-lifting set out in Section 7.2, is intended to ensure good planning, and the efficient execution of delivery and consumption of Product under the Contract on a monthly basis, and will compensate Seller exhaustively for relevant shortfall of Buyer not caused by any of the scenarios referred to in Section 7.2 (a) – (c). Therefore, for the avoidance of doubt, it is acknowledged and agreed that Seller shall not be entitled to any kind of other or additional compensation from Buyer relative to any shortfall by Buyer to purchase and off-take the relevant Monthly Volume of the month in which Buyer did not meet its Binding Forecast commitment. It is further agreed that any metric ton under the mechanism of the under-lifting, i.e. for which Buyer has paid [*****], will be deducted from the (annual) Minimum Volume and Maximum Volume as well as from the Monthly Volume and be treated as if Buyer had consumed it in accordance with the terms of this Contract.

7.4.

In the event there is a deviation of Buyer in month 2 (M+1) of the rolling forecast in excess of 20% for three (3) consecutive months,  for reasons other than (a) a Force Majeure Event as defined in Section 7 of the DOW OLEFINS & AROMATICS GENERAL TERMS AND CONDITIONS; (b) a failure of Seller to deliver Product in accordance with the Specification set forth on Annex A; or (c) an agreement by the Parties, then the Parties will meet within ten (10) working days following the last day of the relevant month to discuss such an event, with the aim to prevent a near-term reoccurrence of such deviation. During such a discussion, the underlying causes of the deviation will be reviewed and addressed as is reasonably possible and practicable and legally permissible.

7.5.	Monthly Operational Tolerance:

Subject to sentence 2, 3 and 4 of this Section 7.5, the monthly product offtake volume tolerance for Product supplies under this Contract will be [*****] of the respective monthly nominated Product volume in metric tons, (the “Monthly Operational Tolerance”). Buyer shall always use commercially reasonable efforts to offtake Product volume in line with the Monthly Operational Tolerance, however, a monthly product offtake volume tolerance for Product supplies under this Contract of up to [*****] is permissible for as long as this higher monthly tolerance occurs only on an occasional basis, and under no circumstances for more than three (3) consecutive months.  In the event there is a deviation of Buyer from the Monthly Operational Tolerance for three (3) consecutive months, then the Parties will meet within ten (10) working days following the last day of the relevant month to discuss such consecutive deviation, with the aim to prevent a near-term reoccurrence of that deviation. During such a discussion, the underlying causes of the deviation will be reviewed and addressed as is reasonably possible and practicable and legally permissible.

8.Shipment MethodPipeline

9.Terms of Payment[*****]

10.	Credit
10.1.

In the event that (1) Buyer does not pay on time in [*****] occasions, or (2) Seller believes based on reasonable, reliable information which Seller will share upon request of Buyer that Buyer is insolvent or that Buyer will not or cannot pay Seller’s invoices, Seller may defer shipments, accelerate the due date on all amounts owed to Seller, require cash payments in advance of delivery or any other suitable security, or cancel this Contract.  Seller will promptly and by email, telecopy or letter notify Buyer of actions taken under this Section. Buyer agrees to hold Seller harmless for any cost and/or expenses actually and directly incurred by Seller in connection with this Section which shall include but is not limited to all collection costs including reasonable attorney fees. Seller may charge interest on all overdue amounts at the rate set forth in Section 9.2 of Dow OLEFINS & AROMATICS GENERAL TERMS AND CONDITIONS. In case Seller defers shipments or takes other actions under this Section, Seller will not be in default for delivery and Buyer shall not be entitled to revoke any orders, rescind any purchase or supply agreement nor will Buyer be entitled to any indemnification.

10.2.

In case the one (1) month EURIBOR assessment according to Section 9.2 of Dow OLEFINS & AROMATICS GENERAL TERMS AND CONDITIONS ceases to be published, the Parties will meet to agree on an alternative benchmark for one (1) month interest rates on EURO loans. Such an alternative benchmark should have had an average rate similar to the one (1) month EURIBOR rate over the previous 3-year period. If no such benchmark exists, then the Parties will enter negotiations to establish a satisfactory alternative basis for computing a one (1) month interest rate.

11.	Period of Contract

This Contract is effective as of January 1st 2021 until December 31st 2022, (“Contract Term”). It shall continue for a one (1) year period thereafter if not terminated by either Party with at least six (6) months prior written notice.

12.	Planned Turnarounds
12.1.	Seller Planned Maintenance Turnarounds

In the event of a planned Ethylene Cracker turnaround Seller reserves the option to cancel supply under this Contract at the affected site in association with the shutdown period provided Seller gives Buyer at least twelve (12) months advance good faith notification in writing of the planned shutdown period. The Parties agree that any twelve (12) month notice provided under this Section by Seller shall be in good faith but is not binding and the shutdown notice is for planning purposes only and subject to adjustment by Seller if it gives a firm binding not less than sixty (60) days’ notice prior to the planned shutdown date. Unless otherwise agreed between the Parties, any Product quantity affected by Seller’s shutdown and not delivered in connection therewith shall be deducted from the Minimum Volume and the Maximum Volume. In the event Seller and Buyer mutually agree to recover any lost volume, the Parties will develop a mutually acceptable schedule.

12.2.	Buyer Planned Maintenance Turnarounds

In the event of a planned shutdown at Buyer’s Ethylene and Benzene consuming facility at Boehlen (the “Buyer Consuming Plant”), Buyer reserves the right to cancel supply under this Contract at the affected site in association with the shutdown period provided that Buyer gives Seller at least twelve (12) months advance good faith notification in writing of the planned shutdown period. The Parties agree that any twelve (12) month notice provided under this Section by Buyer shall be in good faith but is not binding and the shutdown notice is for planning purposes only and subject to adjustment by Buyer if it gives a firm binding not less than sixty (60) days’ notice prior to the planned shutdown start date.  Unless otherwise agreed between the Parties, any quantities not delivered in association with the shutdown of the Buyer Consuming Plant shall be deducted from the annual Minimum Volume and the annual Maximum Volume. In the event Seller and Buyer mutually agree to recover any lost volume, the Parties will develop a mutually acceptable schedule.

13.	Permanent Shutdowns
13.1.	Seller Permanent Shutdowns

In the event that Seller decides to permanently shut down or close, sell or liquidate Seller’s Olefins and/or Aromatics Production Facility, Seller reserves the option to unilaterally and permanently cancel supply under this Contract or terminate this Contract with no penalty upon six (6) months advance written notice.

13.2.	Buyer Permanent Shutdowns

In the event that the Buyer Consuming Plant is permanently shut down or closed, Buyer may cancel supply under this Contract or terminate this Contract with no penalty upon nine (9) months prior written notice.

13.3.	Sale of Olefins and/or Aromatics Production Facility

In the event Seller sells the Olefins and/or Aromatics Production Facility to a third party, that, for the purpose of applicable European antitrust laws, shall not be or be deemed a competitor of Buyer relative to the products made by Buyer with the Product (an “Eligible Third Party Purchaser”), Seller will use all commercially reasonable efforts to transfer and assign this Contract to the Eligible Third-Party Purchaser. The Eligible Third-Party Purchaser shall have been screened by Seller on the basis of Seller’s internal control policies, which are in full alignment with Seller’s published Code of Conduct.

13.4.	Sale of the Buyer Consuming Plant

In the event Buyer sells the Buyer Consuming Plant to a third party, that, for the purpose of applicable European antitrust laws, shall not be or be deemed a competitor of Seller relative to the production and supply of Product, Buyer will use all commercially reasonable efforts to transfer and assign this Contract to that third party. Said third party purchaser shall have been screened by Buyer on the basis of Buyer’s internal control policies, which are in full alignment with Buyer’s published Code of Conduct.

14.	Product Analysis

Seller will provide Buyer with the analysis of the measured content of Ethylene on monthly basis

15.	REACH

Seller is aware of the REACH Regulation 1907/2006/EC ("REACH") and shall seek to ensure that the substances contained in the Product comply at all times with the REACH requirements applicable to them, if any. To the extent required under REACH, the substances contained in the Product are registered. If Buyer wishes Seller to cover additional use(s) not already covered under the existing registration, Seller in its sole discretion may update the registration, provided that (i) Buyer provides all the information on the use(s) and exposure of the Product needed for Seller to perform a realistic risk assessment of such use(s), (ii) the risk assessment so made demonstrates that the risks of such use(s), if any, can be adequately managed, and (iii) Buyer pays for each use identified for coverage all costs and expenses accrued by Seller in this context. Notwithstanding the above, Seller shall endeavour to notify Buyer if it was decided not to cover use(s) identified by Buyer, as soon as reasonable possible. To the extent the Product or any of the substances contained in the Product, require authorization, Seller shall use its best efforts to ensure that in a timely manner an authorization is obtained and maintained. In this respect, Seller shall keep Buyer informed about the status of the authorization process, including information on the inclusion on the candidate list and Annex XIV and the information as specified in Article 57 of REACH.

Seller provides Buyer with the most current Safety Data Sheet by sending it electronically to Buyer’s functional mailbox fswssds@trinseo.com and to Buyer’s purchasing contact.

16.	Performance by Affiliates

At either Party’s option, any Contract obligation may be performed by The Dow Chemical Company or any of its Affiliates in the case of Seller and by Trinseo S.A. or any of its Affiliates in the case of Buyer. Any deliveries made under this condition may be invoiced by such Affiliate and shall constitute performance of this Contract by Seller or Buyer, as the case may be. However, for the avoidance of doubt, any invoice issued, will always only be paid by the respective legal entity that was invoiced.

17.	Anti-Corruption Compliance
17.1.	Definitions
17.1.1.

‘Affiliate’ means, in relation to either Party, any entity that is controlled by, controlling or under common control with the referenced Party whether by ownership of 50% or more of voting securities, by contract or otherwise

17.1.2.

‘Anti-Corruption Laws’ mean any applicable foreign or domestic anti-bribery and anti-corruption laws, along with their implementing rules and regulations, as amended from time     to time, including, but not limited to, the U.S. Foreign Corrupt Practices Act (FCPA), the UK Bribery Act 2010 (UKBA), and those laws and regulations intended to implement the OECD Convention of Combating Bribery of Foreign Public Officials in International Business Transactions.

17.1.3.	‘Personnel’ include the current officers, directors, employees, or any other individual or entity currently acting for or on behalf of the relevant Party to the Contract.
17.2.	Compliance
17.2.1.

Each Party represents and warrants that it has knowledge of the Anti-Corruption Laws and that neither party will take, directly or indirectly, in connection with this Contract, any action that violates the Anti-Corruption Laws, or otherwise cause the other Party or its officer, directors, employees and/or Affiliates to be in violation of the Anti-Corruption Laws.

17.2.2.

Each Party represents and warrants that, except as otherwise disclosed to the other Party, neither it, nor any of its Personnel have been convicted of or pleaded guilty to an offense involving fraud or corruption, nor to its knowledge has any such person been included in any list maintained by the U.S. government, the government of Brazil, the European Union, or any other applicable jurisdiction as debarred, suspended, proposed for suspension or debarment, or otherwise ineligible for government procurement programs.

17.2.3.

Upon showing reasonable grounds and submitting a written notice, any Party shall provide the other with payment accounting records, agreements and supporting documentation regarding compliance with legal and contractual obligations relating to this Contract and deemed reasonably necessary for assessing compliance with Anti-Corruption Laws applicable to this Contract

17.2.4.

Any failure to comply with the [Compliance] provisions of this Contract or any violation of the Anti-Corruption Laws by either Party or their Personnel will be considered a breach of this Contract.  Upon written notice to the other of such breach, the non-breaching Party may terminate this Contract, effective immediately.  Alternatively, the non-breaching Party may elect to notify the breaching Party of its desire to have the breach remediated within a reasonable time (not to exceed sixty (60) days) by giving details of the breach and the time for remediation in the accompanying notice.  Should the breaching Party not remediate the breach as requested within the timeframe given in the notice, then the non-breaching Party shall regain its right to terminate the Contract immediately, and without further notice.

18.	Assignment of Contract and/or Claims

This Contract may not be assigned by Buyer by operation of law or otherwise without the express written consent of Seller, which consent may only be withheld if assignee is determined by Seller to be a competitor of Seller or any of Seller Affiliates’ businesses that are located at the site subject to this Contract, or if Seller deems, in its reasonable discretion which shall be based on reasonably comprehensible and transparent considerations, that the assignee’s financial responsibility is unsatisfactory. Any assignment by Buyer must include a prohibition on its assignee restricting any further assignment of this Contract without the consent of Seller. Any attempted assignment without such consent from Seller shall be null and void; provided, however, that either Party hereto shall be permitted to assign this Contract, in full or in part to any wholly-owned or nearly wholly-owned (not less than eighty-five point one percent (85.1%) ownership) Affiliate (including assigning some or all of Seller’s obligations hereunder, in which case such Affiliate may effect delivery of the Product and invoice Buyer directly.) “Affiliate” has the meaning given in Section 17.1.1 above. This Contract may not be otherwise assigned by Seller to any third party without the consent of Buyer, except any assignment or partial assignment of this Contract does not require consent of Buyer when such assignment is in connection with a sale, conveyance, disposition, divesture, contribution to a joint venture by Seller of, or a similar transaction, including a merger, consolidation, reorganization or other business combination involving Seller and relating to, all or substantially all of the assets or properties of Seller to which the subject matter of this Contract relates. Upon the assignment of this Contract and the express assumption by the assignee of the assigned obligations of Seller under this Contract through the execution of an assignment and assumption agreement, Seller shall be released from all obligations and liabilities under this Contract vis-à-vis Buyer. In addition, both Seller and Buyer may assign their respective claims under this Contract to third parties. Agreed quantities and other terms shall not be affected by an assignment.

In the event Dow Europe GmbH, or its Affiliates, sell, convey, divest, or contribute to a joint venture (which, for the sake of applicable antitrust laws, fulfils the same criteria as an Eligible Third-Party Purchaser, as defined in Section 13.3 above, (the “Eligible JV”))the Olefins Production Facility, then Dow Europe GmbH is obligated to assign this Contract to the Eligible Third-Party Purchaser or the Eligible JV, as the case may be, to which the assets were contributed, except that only Dow Europe GmbH is subject to this assignment obligation and such obligation does not transfer to any subsequent assignee who is the Eligible Third-Party Purchaser or the Eligible JV, as the case may be, for which the assets were contributed.

19.	Controlling Terms & Amendments

By ordering any of the Products detailed in this contract, Buyer agrees to all the terms and conditions contained in this document and to DOW OLEFINS & AROMATICS GENERAL TERMS AND CONDITIONS as attached hereto, which override any additional or different terms or conditions included in Buyer’s purchase order or other documents or referred to by Buyer or Seller’s order confirmations. In case of conflicting language between this Contract and the DOW OLEFINS & AROMATICS GENERAL TERMS AND CONDITIONS, the terms and conditions of the Contract shall prevail. Any amendments or additions to this Contract shall be valid only if in writing and agreed by both Parties.

Notwithstanding the foregoing, and for the avoidance of doubt, it is agreed that the quantity of Product to be invoiced under Condition 3 of the DOW OLEFINS & AROMATICS GENERAL TERMS AND CONDITIONS (Determination of Invoice Quantity of Product) shall always be determined at load point using Seller’s measuring equipment.

20.	Trade Controls
20.1.

Each Party to this Contract understands and agrees that it is entering into this Contract in reliance on the laws, statutes, rules, regulations, directives, decrees, decisions and resolutions regarding financial and/or other legal sanctions or embargoes, whether national or international, in force on the date of this Contract, including, without limitation, all export control laws and regulations in force in the European Union, the United States of America, or otherwise applicable to the products or transactions contemplated hereunder (the “Sanctions Laws”). Each Party warrants and undertakes that it will at all times comply with all Sanctions Laws applicable to it and/or to the products or transactions contemplated hereunder. Without limiting the generality of the foregoing, each Party shall not (a) directly or indirectly sell, export, re-export, import, acquire, tranship or otherwise dispose of any of the products sold under this Contract to or from an embargoed target or for any use or in any manner prohibited under the Sanctions Laws, or (b) broker, finance or otherwise facilitate any transaction in violation of any of the Sanctions Laws.

20.2.

Seller represents and warrants on the date hereof and on each date where a shipment is to be made to Buyer hereunder, that it is not, and none of its suppliers and subsidiaries, nor, to its knowledge, any of their respective directors, officers or employees nor, to its knowledge, any person acting on its or any of their behalf, (a) the target of any of the Sanctions Laws, or (b) located, organized or resident in a country or territory that is, or whose government is, the target of the Sanctions Laws. Seller further represents and warrants that all products sold to Buyer hereunder will comply with the Sanctions Laws.

20.3.

Any breach of the foregoing obligations shall constitute cause for immediate termination of this Contract and the breaching Party shall indemnify, defend and hold harmless the other Party for and against any resulting losses, damages, penalties, liabilities, costs and expenses. This provision shall survive termination of this Contract.

21.	Confidentiality

This Contract, along with all its terms and conditions and communications made hereunder, shall be kept private and held strictly confidential by the Parties, and details of this Contract shall not be disclosed by either Party to any third party without the previous consent, in writing, of the other Party.

Notwithstanding the provisions above, a Party (the “Disclosing Party”) may disclose details of this Contract without the other Party’s prior written consent if:

(i) such disclosure is required by law or by any securities exchange or regulatory or governmental body or fiscal authority having jurisdiction over it, wherever situated, and whether or not the requirement has the force of law; or

(ii) the confidential information is or was already in the public domain other than through the (wilful or negligent) fault or action of the Disclosing Party; or

(iii) such disclosure is to an Affiliate or in connection with any dispute, legal or arbitration proceedings or pursuant to Section 12 of DOW OLEFINS & AROMATICS GENERAL TERMS AND CONDITIONS, and the Disclosing Party shall cause all Parties in receipt of such information to be bound by the same obligations of confidentiality as contained in this Contract.

The confidentiality provisions herein shall survive the termination of this Contract.

22.	Further Assurances

Upon a Party's reasonable request, the other Party shall, at the requesting Party’s sole cost and expense, execute and deliver all such further documents and instruments, and take all such further acts, necessary to give full effect to this Contract.

23.	Relationship of the Parties

The relationship between Seller and Buyer is solely that of vendor and vendee, and they are independent contracting parties. Nothing in this Contract creates any agency, joint venture, partnership or other form of joint enterprise, employment or fiduciary relationship between the Parties. Neither Party has any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party.

24.	Entire Contract

This Contract constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

25.	Counterparts

This Contract may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. This Contract contains the entire agreement reached between the Parties on the subject of this Contract. There are no side agreements.

26.	Hardship

Basic Principle:

If the variable margin is below [*****] for a period of [*****] consecutive days, then Buyer is entitled to temporarily renegotiate the price formulas or suspend production for a minimum of [*****] weeks or until the variable margin is above [*****] for a period of [*****] consecutive days. Where variable margin is defined as:

VM = [*****]

Where:

-	Styrene Spot ICIS average: [*****]
-	Styrene RM cost = [*****]
-	Utilities = [*****]
-	By-product credits: As defined in the By-Product Sales Contract between Trinseo and Dow

Description of [*****]

-	CW (Cooling Water) = [*****]
-	OVC (Other Variable Costs) = [*****]
-	UF (Utility ‘Fees’) = [*****]
-	VUF (”Variabilized” Utility Fees) = [*****]
-	CO2 = [*****]

Mechanism and Process:

I.

If the relevant market conditions deteriorate and VM drops below [*****] for [*****] consecutive days then Buyer will notify Seller in writing, such notification to become effective at the end of the last day of the second month.

II.	Buyer’s respective hardship notification obliges Seller and Buyer to meet within three (3) business days from the date of notification and verify the hardship event.
III.

The VM of the period in question will be assessed based on the average spot price for Styrene, price for RM and utilities, all for the days of the period in question. Should monthly average prices not be available, Buyer and Seller will use daily spot prices for Styrene and Benzene as reported by ICIS.

IV.	Seller and Buyer will either agree on a temporary adjustment of the RM price formulas for the period of the hardship (i.e. [*****] based on contract prices) or Buyer is entitled to suspend the production at the Boehlen plant - without liability obligation to make up for the relevant volumes, whether Minimum Volume, Monthly Volume or Binding Forecast, at a later stage - upon [*****] weeks’ notice  for minimum of [*****] weeks from the date of such notification or until styrene margins have improved sustainably with [*****] for a period of not less than [*****] consecutive days, whichever is later. Seller is entitled to a [*****] weeks’ prior notice before it resumes supply of Product under this Contract, however, Seller might be able to start up earlier if the circumstances reasonably allow so.

V.	Hardship may not be declared [*****] during the Contract Term.

27.	Flexible Operation by Seller

Seller retains the right, at its sole discretion, to optimize the cracker operations at the Boehlen site. This decision will be taken on a forward-looking basis and Buyer will be given not less than [*****] prior written notice of any interventions to be taken by Seller.

Interventions will either be a complete and full cracker shutdown or partial reduction of rates. In both cases, Seller will be excused from any and all obligations to supply Product to Buyer [*****]. Any affected quantities not delivered in connection with this shutdown or reduction of the cracker under this Section 27 shall be deducted from any binding quantity, including, for the avoidance of doubt, any Minimum Volume, Maximum Volume, Monthly Volume and Binding Forecast (the latter, if any).

Decision driven by the cracker margin on a forward-looking basis:

● In Dow’s option

● Not less than [*****] leadtime, leadtime starts upon receipt by Buyer of the relevant written notification of Seller

● Max duration down [*****] months (longer in mutual agreement, such agreement to be in each Party’s discretion); or

● run rate reductions below minimum obligations for a period of maximum [*****] months

● In shutdown scenario, Dow will [*****].

● Seller will provide access or will procure that the relevant Seller Affiliate provides Buyer access to [*****] to move SM to Schopau at cost

28.	Contact Persons
28.1.	Seller
Planning/Logistic Coordinator	Commercial Coordinator	Commercial Manager
J.HOOGERWERF/I.WERNER TERNEUZEN/BOEHLEN [*****]	P. WEILBAECHER HORGEN [*****]	T. GALLAGHER HORGEN [*****]

Credit Manager	Accounts Receivable
P. VERHULST [*****]	M. BOS [*****]
28.2.	Buyer
Planning/Logistic Coordinator	Commercial Coordinator	Commercial Manager
B. FRASER HORGEN [*****]	P. CALLER HORGEN [*****]	N. KARABASH HORGEN [*****]

IN WITNESS WHEREOF, the Parties hereto have executed this Contract as of the date first set forth above.

30
Horgen, dated 23 October 2020 Dow Europe GmbH	Horgen, dated 30.10.2020 Trinseo Europe GmbH
Thomas Gallagher Commercial Director /s/ Thomas Gallagher	Christian Page Director /s/ Christian Page

Appendix A

DOW OLEFINS & AROMATICS GENERAL TERMS AND CONDITIONS

1.	Interpretation of Trade Terms

Trade terms shall be interpreted in accordance with INCOTERMS 2020. Title shall pass to Buyer at the same time as the risks of loss or damage under INCOTERMS 2020. If this Contract does not specify trade terms as defined in INCOTERMS 2020, title and risk of loss shall pass to Buyer upon delivery into the custody of the carrier.

2.	Payment and Payment Value Date

(I)Payment in the currency agreed hereunder is essential (in specie). Payment is valid only if made in such currency and in accordance with Seller’s payment instructions. (II) If payment due date falls on a Saturday or on a holiday other than a Monday, payment shall be made on the last preceding banking day. If payment due date falls on a Sunday or a holiday on a Monday, payment shall be made on the next banking day. (III) Buyer agrees with Seller’s right to set off any amounts owed by Seller or its affiliates to Buyer with any amounts owed by Buyer hereunder.

3.	Determination of Invoice Quantity of Product

The quantity of the Product to be invoiced shall be determined at load point in accordance with the methods and procedures applicable to deliveries of the Product and the Shipment Method defined in this Contract or in accordance to the results of an independent surveyor acceptable to both Parties. An independent surveyor acting on behalf of Buyer, at Buyer’s expense, shall have the right to verify, under an appropriate secrecy agreement, Seller’s calibration procedures and measurement records of Seller’s meters. In case of dispute, the results of an independent surveyor shall be final and binding to both Parties.

4.	Seller’s Commitments -
4.1

Seller undertakes that the Product at the time of delivery meet the agreed Specifications. All descriptions, illustrations, performance and technical data, weights and the like, contained in any promotional or technical literature issued by Seller are subject to variation without notice and are not designed to constitute Specifications.

4.2	Seller will supply Buyer with the current Material Safety Data Sheets (MSDS) regarding the Product.
4.3	Seller will convey the Product with good title, free from any lawful lien or encumbrance.

5.	Responsible Practices
5.1.

Buyer will (I) familiarize itself with any product literature or information Seller provides under Seller’s product stewardship program, including MSDS, (II) follow safe handling, use, selling, storage, transportation and disposal practices, including special practices as Buyer’s use of the Product requires and instruct its employees, contractors, agents and customers in these practices and (III) take appropriate action to avoid spills or other dangers to persons, property or the environment. Seller may cancel this Contract on 15 days’ notice if Buyer fails to comply with any of its commitments under this section.

5.2.

Notwithstanding the provisions of Section 6 hereof, Buyer will indemnify Seller for all claims, damages and related costs, including reasonable attorney fees, arising out of Buyer’s sole non-compliance with any of its commitments under Section 5.1 above.

6.	Warranty/Liability
6.1

The commitments set out in Section 4 above are Seller’s sole warranties in respect of the Product. Any other condition or warranty as to the quality of the Product supplied under this Contract or fitness for any particular purpose whether arising under statute or otherwise, is excluded.

6.2

In the event of any liability by either party whether arising from breach of Contract or from statutes it is agreed that, to the extent permitted by applicable law, the maximum amount of damages recoverable shall be limited to the Contract price for the Product with respect to which damages are claimed. In no event shall either Seller or Buyer be liable for indirect, consequential, special, punitive or exemplary damages in connection with or arising out of this Contract. The limitation of liability shall not apply in case of wilful misconduct or gross negligence or any other case of mandatory liability under Swiss law.

7.	Force Majeure

In the event of accident, pandemic and epidemic, mechanical breakdown of facilities, fire, flood, strike, labour trouble, riot, revolt, war, cyber attacks, acts of governmental authority, acts of God, or contingencies beyond the reasonable control of the party affected, interfering with the performance of this Contract, the quantity of Product provided for in this Contract shall be reduced by the amount so affected without liability, but the Contract shall otherwise remain unchanged. The decision of the party affected as to the quantities of Product affected shall be final and binding.

8.	Governmental Control/Currency

In the event of a redenomination of the agreed contract currency claimed or imposed under any applicable laws or by any competent authorities, Seller shall be entitled to terminate this Contract in writing without prior notice and with immediate effect unless Seller deems to have received adequate assurance that the redenomination will not affect full compliance with all the terms as agreed hereunder.

9.	Non-performance
9.1

If Buyer fails to perform any of the terms of this Contract when due, Seller may, at its option, decline to make further deliveries against this Contract, except for cash, or may recall or defer shipments until such default is made good, or may treat such default as final refusal to accept further shipments and cancel this Contract.

9.2

Seller shall be entitled, without prejudice to Buyer’s liability to pay on the due date, to charge interest on any overdue balance of a rate equal to the one month EURIBOR (Euro Interbank Offered Rate) as administered by the European Money Markets Institute, on the last TARGET (Trans-European Automated Real-Time Gross-Settlement Express Transfer) day of the month preceding the respective interest period, [*****].  If the published one month EURIBOR interest rate is negative, Seller may charge interest of [*****] for the respective interest period. Such right is in addition and without prejudice to any other rights Seller may have under this Contract

10.	Severability of Provisions

Should any provision of this Contract be held invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected. Any invalid or unenforceable provision shall be replaced with a new provision which will allow the parties to this Contract to achieve the intended economic result in a legally valid and effective manner.

11.	Non-Waiver

Failure to exercise any rights under this Contract upon any occasion shall not waive the right to exercise the same on another occasion.

12.	Applicable Law & Jurisdiction
12.1

This Contract shall be governed by and construed in accordance with the laws of Switzerland, with the exclusion of the Conflict of Law Principles. The United Nations Convention on Contracts for the International Sale of Goods (1980) shall not apply to this Contract.

12.2

The exclusive venue of any kind of legal proceedings regarding disputes among the parties which cannot be settled amicably is Zurich Switzerland. However, disputes regarding price payments may also be brought by Seller before any competent court at Buyer’s place of incorporation or main office.

Appendix B

THE DOW CHEMICAL COMPANY

CUSTOMER SPECIFICATION

Date Printed:	2020-10-20
Effective Date:	2012-03-12
Supersedes Date:	2010-01-11

Name: Ethylene-E Chemical Grade

Specification Number: 000000322888 C002

Previous Specified Material: 00031681 C002

Customer Name & Address

Trinseo Europe GmbH

Zugerstrasse 231

8810 Horgen - Switzerland

Final Testing Requirements

Test and Test Condition	Limit	Unit	Method	Note
Ethylene	[*****]	% vol	ASTM D2505
Methane + Ethane	[*****]	% vol	ASTM D2505	1
Acetylene	[*****]	ppm(V)	ASTM D2505
Propylene	[*****]	ppm(V)	ASTM D2505
Carbon Monoxide	[*****]	ppm(V)	ASTM D2504
Carbon Dioxide	[*****]	ppm(V)	ASTM D2505
Sulfur, Total	[*****]	ppm wt	DIN EN 24260
Hydrogen Sulfide	[*****]	ppm(V)	SOP DCG PQO 021
Methanol	[*****]	ppm(V)	SOP PQO 006
Ammonia	[*****]	ppm(V)	SOP DCG PQO232

Test Frequency: optional test

Final Testing Requirements Notes:

1 Methane + Ethane

This is the balance when all other impurities are subtracted from 100%.

® ™ Trademark of The Dow Chemical Company ("Dow") or an affiliated company of Dow

Final Testing Requirements Notes:

READ PRECAUTIONARY INFORMATION AND MATERIAL SAFETY SHEETS. THIS PRODUCT IS SHIPPED IN COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS REGARDING CLASSIFICATION, PACKAGING, SHIPPING AND LABELING.